LINKING AGREEMENT

This linking agreement (the “Contract”) is dated the 1st day of November 2006.

THE PARTIES

(1)	Vodafone Libertel NV, a company incorporated in the Netherlands and whose registered office is at Avenue Ceramique 300, 6221 KX Maastricht (“Vodafone NL”).

(2)
Twistbox Entertainment, Inc., a company incorporated in Delaware, under company number 4207607 and whose registered office is at 14242 Ventura Boulevard, 3rd Floor, Sherman Oaks, California 91423, United States of America (the “Company”).

THE PARTIES AGREE AS FOLLOWS:

1	Commencement and Term

1.1	This Contract shall commence on the Effective Date and shall continue for the Initial Term unless terminated in accordance with Clause 1.2 or Clause 9.

1.2	On expiry of the Fixed Period either Party shall have the right to terminate this Contract by giving 3 months notice in writing to the other Party in the event that:

1.2.1	Vodafone NL has a change in policy that would prohibit either:

1.2.1.1	the Sale of Adult Content in the Directory; or

1.2.1.2	link(s) to Adult Content from the Directory.

1.3	After the Initial Term this Contract shall continue until terminated by any Party on 30 days written notice to the other Party or otherwise in accordance with Clause 9.

2	Linking

2.1	The Company shall supply the Links to Vodafone NL for incorporation into the Directory.

2.2	The Company grants Vodafone NL the Link Licence.

2.3	Vodafone NL shall not be deemed to be Selling any content or services to Customers or third parties on or through the Link Sites or the Links.

2.4	Vodafone NL shall place the Links in the Directory or any other section agreed between the Parties.

2.5	Vodafone NL shall give the Links prominent placement in particular sections of the Directory agreed between the Parties.

2.6	The Company shall be entitled to link the first 10 On-Net Keyword Search Results to Link Sites in the Directory.

2.7	The Company shall be entitled to link the first 10 Off-Net Keyword Search Results to:

2.7.1	Link Sites outside the Directory; or

2.7.2	other sites where an affiliate arrangement exists between the Company and that site owner.

2.8
The Company shall have the sole and exclusive management and hosting of the FON erotic part of the Vodafone NL WAP portal; provided, however, that Vodafone NL shall reserve the right to enter into written binding agreements with a maximum of three (3) third parties to directly commercialize erotic content on the Vodafone NL's FON Erotic WAP portal, without being in breach of this Agreement. Vodafone NL shall inform the Company in writing whenever it has entered into such written agreements with a third party. Any additional third party who desires to provide Vodafone NL's FON Erotic WAP Portal with erotic content, must first enter into an agreement with the Company, upon reasonable commercial terms and conditions, and subject to Vodafone NL's prior written approval, not to be unreasonably withheld.

3	Payment and Reporting

3.1	Each Party shall comply with the provisions set out in Schedule 2 (Payment and Reporting).

3.2
The relevant currency for this Contract shall be in Euros. All financial reports, statements, invoices, purchase orders, charges, payments and credits to be made or issued pursuant to this Contract shall be in Euros.

3.3
If a Party (in this Clause 3.3 the “Debtor”) fails to pay the other Party (in this Clause 3.3 the “Creditor”) any amount due and payable to the Creditor under this Contract by the time prescribed by this Contract (in this Clause 3.3 the “Due Date”), the Creditor shall be entitled to give the Debtor written notice of its intention to charge interest. All such notices shall be given in accordance with Clause 11.3. If payment of the amount due has still not been received by the Creditor within 14 days of receipt of such notice by the Debtor, the Debtor shall on demand by the Creditor pay the Creditor interest on the unpaid amount at the rate of 2% per annum above the De Nederlandsche Bank (d/b/a DNB) base rate in force on the Due Date, calculated from the Due Date until payment of the unpaid amount is made in full.

4	Tax

4.1
Parties make use of article 4 (3) of the Dutch VAT Act 1968. By which means The Company shall provide Vodafone NL with a valid invoice for fictitious delivered content that meets all requirements duly imposed by the relevant taxation authorities and which specifically states the VAT (if VAT is applicable) and reasonably meets reasonable conditions necessary to allow Vodafone NL to obtain relief from such VAT if a relief procedure is available (“Tax Invoice”). The Company will pay to the tax authorities any charged VAT stated on the Tax invoice.

(Free translation into English of article 4 (3) of the Dutch VAT Act 1968: Article 4 (1) Services are all transactions, not being a supply of goods, supplied for a consideration. (3) Services supplied by intermediation of a commissionaire or similar entrepreneurs who close agreements in own name but on behalf of another, must be considered to be received by and supplied to that entrepreneur.)

4.2	Vodafone NL shall provide invoices to end consumers for the fictitious delivered content and Vodafone NL will pay the VAT charged on the invoices to the tax authorities.

4.3
Vodafone NL handles the standard Dutch VAT rate of 19% on the invoices send to the end consumers. (Unless the Company can prove to Vodafone NL that a different VAT rate should apply and the application of a different VAT rate is explicit been agreed by Vodafone NL.)

5	Directory and Vodafone NL Network

5.1
Vodafone NL does not warrant that the Directory or the Vodafone NL Network will be fault free or free of interruptions. Vodafone NL aims to make the Directory available to its customers at all times and will take reasonable steps to do this. However, due to constraints of radio and electronic communications it is not possible for Vodafone NL to provide a fault free Directory service to its Customers.

5.2
Vodafone NL shall have no liability to the Company for any failure of the Directory or the Vodafone Network whether this arises from a technical fault or other failure in the Directory, the Vodafone NL Network or otherwise.

5.3
Vodafone NL may suspend the operation of the Directory and may suspend the operation of the Vodafone NL Network for the purposes of remedial or preventative maintenance and improvement and Vodafone NL (to the extent within its control) shall use all reasonable endeavours to keep such suspensions to a minimum.

6	IPR

6.1	The Parties agree that all IPR in the Links shall remain with the Company and its licensors.

6.2	The Company shall be responsible to obtain all licences, clearances, permissions, waivers, approvals or consents required in order to grant the Link Licence to Vodafone NL pursuant to Clause 2.2.

6.3
The Company shall indemnify and keep the Indemnified Parties indemnified from and against any and all demands, actions, claims, proceedings, losses, damages, costs and expenses (including court costs and legal costs assessed on a solicitor-client basis, and other professional costs and expenses) and other liabilities of whatever nature (whether foreseeable or not) suffered, incurred or sustained by any or all of the Indemnified Parties as a result of or in connection with any action, claim, demand or proceeding made or brought by any person alleging that the provision of any part of the Links by the Company or Vodafone NL's receipt, use or possession of any part of the Links in accordance with the Link Licence infringes the rights (including IPRs) of any person.

7	Warranties

7.1	Each Party warrants and represents to the other that it has full power and authority to enter into and perform its obligations under this Contract.

7.2	The Company warrants and represents to Vodafone NL that:

7.2.1	it has all necessary rights, title and interest in the Links in order to grant the Link Licence;

7.2.2
the Link Sites shall be compliant with the Guidelines and shall clearly classify any content accessible through the Link Sites with any adult content classification framework criteria agreed between Vodafone NL and the Company; and

7.2.3	it will exercise commercially reasonable efforts so that neither the Links nor the Link Sites will contain any Viruses.

7.3	Vodafone NL represents and warrants to the Company that:

7.3.1	that as of September 1, 2006, the total number of Age Verified Customers was 412,921; and

7.3.2	it will exercise commercially reasonable efforts to increase the number of Age Verified Customers by 30,000 for each quarter.

7.4
Each Party shall indemnify and hold harmless the Indemnified Parties from and against any actions, proceedings, costs, claims and demands brought or made against any or all of the Indemnified Parties and against any loss or expense suffered, incurred or sustained by any or all of the Indemnified Parties as a result of any breach of Clause 7.

8	Liability and Insurance

8.1	Nothing in this Contract shall be construed to limit or exclude any Party's liability:

8.1.1	for death or personal injury caused by such Party or such Party's employee's or contractor's negligence;

8.1.2	for fraudulent misrepresentation or fraud;

8.1.3	pursuant to Clause 6 (IPR);

8.1.4	pursuant to Clause 7 (Warranties); or

8.1.5	pursuant to Clause 10 (Confidentiality and Publicity).

8.2	Subject to Clause 8.1, no Party shall be liable for any loss of profit, business, revenue, opportunity, goodwill or anticipated savings in connection with this Contract.

8.3	Subject to Clause 8.1, no Party shall be liable for any indirect, incidental, special or consequential loss in connection with this Contract.

9	Termination

9.1	Either Party may terminate this Contract with immediate effect by giving written notice to the other Party, in circumstances where the other Party:

9.1.1	is in material breach of any terms of this Contract and fails to remedy the breach within 30 days after receiving written notice requiring it to do so; or

9.1.2	becomes subject to an Insolvency Event.

9.2
In the event that search terms and results provided by "Google," or any other white label solution, has a direct negative impact on traffic and revenues generated by the Company's content on Vodafone NL's FON Erotic WAP portal, the Parties agree to enter into good faith negotiation to renegotiate the terms of this Agreement. If the Parties fail to reach a compromise, the Company may terminate this Contract with immediate effect by giving written notice to Vodafone NL.

9.3	Termination of this Contract shall not affect the accrued rights and remedies of each Party.

10	Confidentiality and Publicity

10.1	Each Recipient Party agrees to:

10.1.1	use Confidential Information solely for the purposes envisaged under this Contract and not to use the Confidential Information for any other purposes;

10.1.2
ensure that only those of its employees, agents, advisers or sub-contractors who are directly concerned with the performance of this Contract have access to the Confidential Information on a "need to know" basis; and

10.1.3	keep the Confidential Information secret and confidential and not to disclose such Confidential Information to any third party for any reason without the prior written consent of the Disclosing Party.

10.2	The obligations of confidence referred to in Clause 10.1 above shall not extend to any Confidential Information which:

10.2.1	is or becomes generally available to the public otherwise than by reason of a breach by the Recipient Party of the provisions of Clause 10.1;

10.2.2	is known to the Recipient Party and is at its free disposal prior to its disclosure by the Disclosing Party;

10.2.3
is subsequently disclosed to the Recipient Party without obligations of confidence by a third party owing no such obligations of confidence to the Disclosing Party in respect of that Confidential Information;

10.2.4	is required to be disclosed by any court or government authority competent to require such disclosure; and

10.2.5	by any material applicable law, legislation or regulation.

10.3
Notwithstanding Clause 10.1, Vodafone NL may disclose any Confidential Information to any company in the Vodafone Group provided always that such company agrees to observe the same confidentiality obligations imposed on Vodafone NL pursuant this Clause 10.

10.4
No Party shall make any public statements or issue any press releases about this Contract or its contents or any other arrangements or potential arrangements between the Parties without the prior written consent of the other Party.

11	Data Protection and Data Security

11.1	The Company shall not allow any personal data it collects pursuant to this Contract to be used for any purpose other than those authorised or permitted by this Contract.

11.2
The Company shall not allow any personal data it collects pursuant to this Contract to be used (whether by the Company or any third party) for any marketing purposes without the prior written consent of Vodafone NL and the prior consent of the Customer to whom the personal information relates. Without limitation, this clause shall prevent the use of MSIDNs, targeted advertising, and tailoring Link Sites or affiliate Sites to the Customer without the prior written consent of Vodafone NL and the prior consent of the Customer to whom the personal information relates.

11.3
For the avoidance of doubt, the Company shall acquire no rights in any personal data collected pursuant to this Contract and shall only be entitled to process it in accordance with its obligations under this Contract. On termination of this Contract the Company shall immediately cease to use such personal data and shall arrange for its safe return, destruction, erasure or deletion.

11.4	Each Party shall strictly comply with:

11.4.1	the notification requirements under the DPA;

11.4.2	the relevant data protection principles specified in the DPA; and

11.4.3	any material applicable legislation and regulation in The Netherlands implementing European Union Directive 2002/58/EC.

11.5	The Company shall not allow any personal data it collects pursuant to this Contract to be transferred outside of the EEA without the prior written consent of Vodafone NL.

11.6
Each Party shall ensure that it has appropriate operational and technical processes in place to safeguard against any unauthorised access, loss, destruction, theft, use or disclosure of any personal data it collects pursuant to this Contract.

12	Assignment and Sub-contracting

12.1
Each Party shall be entitled to subcontract the performance of its rights and obligations under this Contract. Notwithstanding the use of any sub-contractor, each Party shall remain solely liable to the other Party for the performance of its rights and obligations under this Contract.

12.2
No Party shall be entitled to assign, novate or otherwise dispose of or deal with this Contract or any part of it without the previous consent in writing of the other Party, which may be withheld at the other Party's sole discretion; provided, however, no consent is necessary in the event of an assignment by either Party: (i) to a successor entity resulting from a merger, combination or consolidation; (ii) to the transferee of all or substantially all of the assets of the assigning Party or its parent(s); or (iii) to an entity under common control with, controlled by or in control of the assigning Party.

12.3
Notices given in accordance this Clause 12.3 shall be deemed to have been duly given: when delivered, if delivered by messenger during normal business hours of the recipient; when sent, if transmitted by facsimile transmission (receipt confirmed and with a confirmation copy sent by post) during normal business hours of the recipient; or on the third business day following posting, if posted by first class or recorded post with postage pre-paid.

Notice to the Company to be provided as follows:

If by mail or facsimile:	Twistbox Entertainment, Inc.. 14242 Ventura Boulevard, Third Floor Sherman Oaks, California 91423 USA Attn: International Sales/Distribution Attn: EVP/General Counsel Fax: (818) 708-0598

Notice to Vodafone NL to be provided as follows:

If by mail or facsimile:	Vodafone Netherlands Avenue Ceramique 241 6221 HX Maastricht The Netherlands Attn: Content & VAS wholesale department Fax: +31 433558513

13	General

13.1	This Contract shall be capable of being varied only by a written instrument signed by duly authorised representatives of Vodafone NL and the Company.

13.2
Except in the case of any permitted assignment pursuant to this Contract and except in relation to Clause 6.3 and Clause 7.3, the Parties agree to exclude to the fullest extent possible the application of the Contracts (Rights of Third Parties) Act 1999 to this Contract.

13.3
This Contract is severable in that if any provision is determined to be illegal or unenforceable by any court of competent jurisdiction such provision shall be deemed to have been deleted without affecting the remaining provisions of this Contract.

13.4	The failure to exercise or delay in exercising a right or remedy provided by this Contract or by law does not constitute a waiver of the right or remedy or a waiver of other rights or remedies.

13.5	Except as expressly stated otherwise in this Contract, nothing in this Contract constitutes any relationship of employer and employee, agent and principal, or partnership between the Parties.

13.6
Except as may be expressly provided herein, any dispute between the Parties arising under this Contract shall be finally settled in London, England pursuant to the Rules of Arbitration of the International Chamber of Commerce.

14	Definitions and Interpretation

14.1	In this Contract the following words and terms shall have the following meanings unless the context otherwise requires:

“Adult Content”	means any adult erotica content which is only accessible by Age Verified Customers.

“Advertising”	means the advertising and promotion of any goods or services offered for sale by any third party;

“Age Verified Customers”	A customer which has a postpaid subscription for the services provided by Vodafone NL. In order to get a postpaid subscription a person needs to be at least 18 years old.

“Codes of Practice”	means:

(a) all material applicable codes of practice, laws, regulations, government recommendations and any recommendations of any applicable regulatory body; and

(b)   any rules, procedures (including technical or quality control procedures), guidelines, directions, policies and any other requirements provided to the Company as made or adopted by Vodafone NL in relation to the operation of the Directory, the participation of content suppliers in the VLive! service or the provision of content for placement in the Directory;

“Confidential Information”
means any financial, business and technical or other data and all other confidential information (whether written, oral, in electronic form or on magnetic or other media) concerning the business and affairs of a Party that the other Party obtains, receives or has access to as a result of the discussions or dealings leading up to or the entering into or the performance of this Contract (including, for the avoidance of doubt, the terms of this Contract);

“Customer”	means a user of the Directory;

“Directory”	means:

(a) the VLive! mobile content directory;

(b) any SMS, MMS, video download, audio download and video and audio streaming services provided by Vodafone NL; and

(c) any other delivery mechanism provided by Vodafone NL from time to time;

“Disclosing Party”	means the Party which has disclosed, furnished or made accessible to the Recipient Party, any Confidential Information;

“DPA”	means any material applicable laws, regulations or codes of conduct relating to data protection or the rights of the data subject;

“EEA”	means the European Economic Area consisting of all European Union member states together with Iceland, Liechtenstein and Norway;

“Effective Date”	means the date that this Contract is signed by the Parties;

“Fixed Period”	means a period of 6 calendar months commencing on the Effective Date;

“Guidelines”	means any written guidelines provided by Vodafone NL to the Company from time to time which relate to content standards (including anti-social, adult, fraudulent, unlawful or otherwise inappropriate content) and any Codes of Practice;

“Image”	means the images, likenesses, characteristics, names and other aspects of artists, celebrities, well known or famous people;

“Indemnified Parties”	means Vodafone NL including its officers, servants, agents, contractors and assigns;

“Initial Term”	means a period of 1 calendar year commencing on the Effective Date;

“Insolvency Event”	means circumstances in which a Party makes any voluntary arrangement with its creditors or becomes subject to an administration order or goes into liquidation (otherwise than for the purpose of amalgamation or reconstruction), or (being a company) has a receiver or an administrative receiver appointed over all or part of its assets;

“IPR”
means copyright (and related rights), database rights, design rights, topography rights, image rights, trade marks, service marks, trade and business names (including all goodwill associated with any trade marks, trade and business names or other names) or domain names (whether or not any of the same are registered and including applications for registration of any of the same);

“Keywords”	means those adult erotic words and phrases which the Parties agree in writing will generate the relevant On-Net Keyword Search Results and Off-Net Keyword Search Results;

“Link Licence”	means the licence set out in Schedule 1;

“Links”	means any selectable connections to the Link Sites provided by the Company to Vodafone NL from time to time;

“Link Sites”	means a site featuring Adult Content owned or provided by the Company;

“Off-Net Keyword Search Result”
a result from a Customer search for Adult Content using a Keyword or Keywords in the Vodafone NL owned Directory search function which directs a Customer to Adult Content which is outside the Directory;

“On-Net Keyword Search Result”	a result from a Customer search for Adult Content using a Keyword or Keywords in the Vodafone NL owned Directory search function which directs a Customer to Adult Content in the Directory;

“Party”	means Vodafone NL and the Company individually;

“Parties”	means Vodafone NL and the Company collectively;

“Recipient Party”	means the Party to whom Confidential information has been disclosed, furnished or made accessible by the Disclosing Party;

“Sale”	means the licence and supply of content by the Company to a Customer on or through the Link Sites, and the terms “Sell” and “Sold” shall be construed accordingly;

“Territory”	means The Netherlands;

“VAT”	“VAT” means Value Added Tax or any analogous tax in any relevant jurisdiction including but not limited to use, sales and local sales taxes of any kind on any goods or services supplied pursuant to this contract or any goods or services supplied to customers

“Virus”	means any computer virus, trojan horses, worms, logic bombs, time bombs, invasive computer programs, or other computer programming routines that may damage or detrimentally interfere with any computer or telecommunications network (including the Vodafone NL Network), equipment or handsets;

“Vodafone NL Network”	means any telecommunication systems operated by Vodafone NL;

14.2	In this Contract:

14.2.1	all references to Clauses and Schedules are references to clauses and schedules in this Contract, unless the context otherwise requires;

14.2.2	references to “includes” or “including” shall be construed without limitation to the generality of the preceding or proceeding words;

14.2.3
words importing gender shall include all genders, words denoting the singular shall include the plural, words denoting persons include incorporated and unincorporated bodies, and in each case vice versa;

14.2.4	any reference to a Party to this Contract includes a reference to that Party's successors in title and permitted assigns;

14.2.5
reference to any directive, statute, statutory provision or statutory instrument includes a reference to that directive, statute, statutory provision or statutory instrument together with all rules and regulations made under them and as from time to time amended, consolidated or re-enacted.

14.3	The headings in this Contract are for information only and are to be ignored in construing the same.

14.4
The attached Schedules shall form part of this Contract and shall be construed and shall have the same force and effect as if they were expressly set out in the main body of this Contract and any references to this Contract includes the Schedules.

14.5	In the event of any inconsistency, the terms of the main body of this Contract shall prevail over the terms of any Schedules.

14.6	References to this Contract shall be deemed to be a reference to the current version of this Contract in the event that it is varied by agreement of the Parties in accordance with Clause 13.1.

[SIGNATURE PAGE TO FOLLOW]

Signed for and behalf of Vodafone NL

Signature: /s/ Harry Odenhoven
Name: Harry Odenhoven Title: director on-line services

Signature:

Name: Graeme Millar

Title: director consumer business unit

/s/ Graeme Millar

Signed for and on behalf of the company

Signature: /s/ David Mandell
Name: David Mandell Title: EVP/General Counsel

*WE HAVE REQUESTED CONFIDENTIAL TREATMENT OF CERTAIN PROVISIONS CONTAINED IN THIS EXHIBIT. THE COPY FILED AS AN EXHIBIT OMITS THE INFORMATION SUBJECT TO THE CONFIDENTIALITY REQUEST.*

SCHEDULE 1

Link Licence

1
The Company hereby grants to Vodafone NL a non-exclusive licence for the term of this Contract to use, store, reproduce, display, distribute, transmit, communicate and make the Link available to Customers on or through the Directory in the Territory.

2	The Company hereby grants to Vodafone NL a non-exclusive licence to edit and modify the Link for the purpose of optimising such Content for:

2.1	the delivery of the Link to Customers on or through the Directory in the Territory; and

2.2	the display of the Link on mobile phones.

SCHEDULE 2

Payment and Reporting

1	Definitions and Interpretation

1.1	In this Schedule the following words and terms shall have the following meanings unless the context otherwise requires:

“Actual AVC”	means the total number of Age Verified Customers measured at the end of a Quarter;

“Actual Availability”	means the percentage of time that the Directory is available to Customers, measured across a Quarter;

“Availability Factor”	means, for each Quarter,

•  [INFORMATION OMITTED AND FILED SEPARATELY WITH THE COMMISSION UNDER RULE 24B-2]if Actual Availability is [INFORMATION OMITTED AND FILED SEPARATELY WITH THE COMMISSION UNDER RULE 24B-2]or greater;

• [INFORMATION OMITTED AND FILED SEPARATELY WITH THE COMMISSION UNDER RULE 24B-2], if Actual Availability is [INFORMATION OMITTED AND FILED SEPARATELY WITH THE COMMISSION UNDER RULE 24B-2] or greater but less than [INFORMATION OMITTED AND FILED SEPARATELY WITH THE COMMISSION UNDER RULE 24B-2];

• [INFORMATION OMITTED AND FILED SEPARATELY WITH THE COMMISSION UNDER RULE 24B-2], if Actual Availability is [INFORMATION OMITTED AND FILED SEPARATELY WITH THE COMMISSION UNDER RULE 24B-2] or greater but less than [INFORMATION OMITTED AND FILED SEPARATELY WITH THE COMMISSION UNDER RULE 24B-2];

• [INFORMATION OMITTED AND FILED SEPARATELY WITH THE COMMISSION UNDER RULE 24B-2], if Actual Availability is [INFORMATION OMITTED AND FILED SEPARATELY WITH THE COMMISSION UNDER RULE 24B-2] or greater but less than [INFORMATION OMITTED AND FILED SEPARATELY WITH THE COMMISSION UNDER RULE 24B-2];

• [INFORMATION OMITTED AND FILED SEPARATELY WITH THE COMMISSION UNDER RULE 24B-2], if Actual Availability is [INFORMATION OMITTED AND FILED SEPARATELY WITH THE COMMISSION UNDER RULE 24B-2] or greater but less than [INFORMATION OMITTED AND FILED SEPARATELY WITH THE COMMISSION UNDER RULE 24B-2];

• [INFORMATION OMITTED AND FILED SEPARATELY WITH THE COMMISSION UNDER RULE 24B-2], if Actual Availability is less than [INFORMATION OMITTED AND FILED SEPARATELY WITH THE COMMISSION UNDER RULE 24B-2]

“AVC Factor”	means, for each Quarter

• [INFORMATION OMITTED AND FILED SEPARATELY WITH THE COMMISSION UNDER RULE 24B-2], if Actual AVC / Projected AVC expressed as a percentage is [INFORMATION OMITTED AND FILED SEPARATELY WITH THE COMMISSION UNDER RULE 24B-2]or greater;

• [INFORMATION OMITTED AND FILED SEPARATELY WITH THE COMMISSION UNDER RULE 24B-2], if Actual AVC / Projected AVC expressed as a percentage is [INFORMATION OMITTED AND FILED SEPARATELY WITH THE COMMISSION UNDER RULE 24B-2]or greater but less than [INFORMATION OMITTED AND FILED SEPARATELY WITH THE COMMISSION UNDER RULE 24B-2];

• [INFORMATION OMITTED AND FILED SEPARATELY WITH THE COMMISSION UNDER RULE 24B-2], if Actual AVC / Projected AVC expressed as a percentage is 85% or greater but less than [INFORMATION OMITTED AND FILED SEPARATELY WITH THE COMMISSION UNDER RULE 24B-2];

• [INFORMATION OMITTED AND FILED SEPARATELY WITH THE COMMISSION UNDER RULE 24B-2], if Actual AVC / Projected AVC expressed as a percentage is

“Q2”	means a period of 3 calendar months commencing on the date immediately following the expiration of Q1;

“Q3”	means a period of 3 calendar months commencing on the date immediately following the expiration of Q2;

“Q4”	means a period of 3 calendar months commencing on the date immediately following the expiration of Q3;

“Quarter”	means either Q1, Q2, Q3 or Q4, as appropriate;

“Quarter Revenue Guarantee”	means:

•  for Q1, [INFORMATION OMITTED AND FILED SEPARATELY WITH THE COMMISSION UNDER RULE 24B-2]

•  for Q2, [INFORMATION OMITTED AND FILED SEPARATELY WITH THE COMMISSION UNDER RULE 24B-2]

•  for Q3, [INFORMATION OMITTED AND FILED SEPARATELY WITH THE COMMISSION UNDER RULE 24B-2]

•  for Q4, [INFORMATION OMITTED AND FILED SEPARATELY WITH THE COMMISSION UNDER RULE 24B-2]

“Reporting Address”

“Revenue Payment”	means the amount payable by the Company to Vodafone NL such amount being calculated in accordance with paragraph 2 of this Schedule 2;

“Sale Deductions”	means any VAT Amounts;

“Sale Revenue”	means the total amount of revenue generated by the Sale of Adult Content on Link Sites; by content charging (i.e. any data charges or access charges are excluded).

“VAT Amounts”
means any Value Added Tax or any analogous tax in any relevant jurisdiction including but not limited to use, sales and local sales taxes of any kind (excluding any taxes levied solely on the parties capital or income) to be paid and accounted for by parties in respect of a sale.

1.2	In this Schedule all references to paragraphs are references to paragraphs in this Schedule unless the context otherwise requires.

2	Revenue Payment and Additional Revenue Payment

2.1	The Revenue Payment payable to Vodafone NL by the Company shall be calculated as [INFORMATION OMITTED AND FILED SEPARATELY WITH THE COMMISSION UNDER RULE 24B-2]% of the Net Partnership Revenue.

2.2	All payments shall be exclusive of VAT, which shall be paid in addition if applicable subject to receipt of a valid VAT invoice.

2.3
The combined total of all Net Sale Revenue and Net Partnership Revenue, generated by Vodafone NL's FON Erotic WAP portal, to be received by Vodafone NL for each Quarter shall be no less than the Quarter Revenue Guarantee which relates to that Quarter. Where the total of all Net Sale Revenue and Net Partnership Revenue received by Vodafone NL for a particular Quarter is less than the Quarter Revenue Guarantee which relates to that Quarter, the Company shall pay an additional Revenue Payment to Vodafone NL for that Quarter (“Additional Revenue Payment”) in the same manner as the Revenue Payments are payable under of this Schedule 2. The Additional Revenue Payment shall be calculated on the following basis:

Additional Revenue Payment = (X - Y)  x  AVC Factor  x  Availability Factor where:

X = the Quarter Revenue Guarantee which relates to that Quarter; and

Y = the combined total of all Net Sale Revenue and Net Partnership Revenue.

3	Monthly Reports

3.1
Vodafone NL shall prepare a Monthly Report for each calendar month (or part thereof) during the term of this Contract and provide it to the Company no later than 10 working days after the end of each calendar month to which the monthly report relates at the following addresses:

Twistbox Entertainment, Inc.
14242 Ventura Boulevard, Third Floor
Sherman Oaks, California 91423 USA
Attn: Finance Department
Fax: 1-818-708-0598

Email: invoices @ waat.com and mrosengarten@waat.com

3.2	The Monthly Report shall set out details of the following matters:

3.2.1	the number and category of sales in that calendar month; and

3.2.2	the amount of gross sales revenue generated in that calendar month.

4	Revenue Payment

4.1	The Revenue Payment payable to the Company shall be calculated as 50% of the Net Sales Revenue. No revenue share shall apply to any data charges or time based charges for browsing in the FON area.

5	Payment Procedure

5.1
In accordance with the Monthly Report, the Company shall issue an invoice which contains details of the relevant invoice and the amount of the Revenue Payment payable to the Company for any calendar month (or part thereof) during the term of this Contract. The Company shall provide such invoice to Vodafone NL no later than thirty (30) days after the end of the calendar month to which the Revenue Payment relates.

5.2	Vodafone NL shall pay all invoices issued by the Company no later than the end of the calendar month in which the invoice is received by Vodafone NL.

5.3	Payment of any Revenue Payment shall be made by Vodafone NL to the Company as follows:

Send to:
American Express Bank, Frankfurt
Swift Code: AEIBDEFXXX

Credit to:
EAST WEST BANK, Pasadena
Swift Code: EWBKUS66XXX
ABA 322070381
Account: 018081601

Further Credit to:
EAST WEST BANK
18321 Ventura Boulevard
Tarzana, California 91356
Account Name: TwistBox Entertainment
ABA Number: 322070381
Account Number: 0082708884

6	Inspection

6.1
During the term of this Contract and for a period of 12 months after termination of this Contract, Vodafone NL shall, upon reasonable written request by the Company, provide the Company with reasonable access to inspect any information that the Company may reasonably require in order to verify the accuracy of any financial report or statement (including any Monthly Report) made or given by Vodafone NL under this Contract.

6.2
If as a result of any inspection carried out by the Company pursuant to paragraph 6.1 any discrepancy is discovered, Vodafone NL shall rectify such discrepancy within 15 days after being advised of the discrepancy and immediately pay to the Company all amounts discovered to be due the Company as a result of any such inspection within thirty (30) days of invoice. In addition, in the event any such inspection reveals a discrepancy of five percent (5%) or more in the Company's favor, Vodafone NL will pay all reasonable costs of the Company's inspection, and such costs shall be added to the Company's invoice for amounts due.